Exhibit 99.1

PRESS RELEASE	Corporate Headquarters

400 South Hope Street

25th Floor

Los Angeles, CA 90071

www.cbre.com

FOR IMMEDIATE RELEASE

For further information:
Brad Burke Investors 214.863.3100	Steve Iaco Media 212.984.6535

CBRE GROUP, INC. REPORTS FINANCIAL RESULTS FOR SECOND-QUARTER 2019

AND INCREASES EARNINGS GUIDANCE FOR FULL-YEAR 2019

GAAP EPS of $0.66, down 1%

Adjusted EPS of $0.81, up 11%

Revenue and Fee Revenue up 12%

Los Angeles, CA – August 1, 2019 — CBRE Group, Inc. (NYSE:CBRE) today reported strong financial results for the second quarter ended June 30, 2019.

“CBRE had another quarter of strong growth with double-digit revenue increases in leasing, occupier outsourcing and U.S. capital markets,” said Bob Sulentic, the company’s president and chief executive officer. “In addition, the impact of our reorganization, which we announced last year, is driving margin improvement in our advisory services and outsourcing businesses. Cost efficiency was one of the key objectives of this change.”

Looking ahead, Mr. Sulentic said: “We are in a strong strategic position with excellent momentum in our business. In light of this, and our strong performance in the first half, we are raising our 2019 earnings expectations.”

CBRE now expects adjusted earnings-per-share for the full year to be in a range of $3.70 to $3.80. The $3.75 mid-point reflects a 14% increase over 2018 adjusted earnings per share.

Second-Quarter 2019 Results

The following table presents highlights of CBRE performance (dollars in millions, except per share data):

			% Change from Q2 2018
	Q2 2019	Q2 2018	USD	LC (1)
Revenue	$5,714	$5,111	12%	15%
Fee revenue (2)	2,849	2,536	12%	15%
Adjusted EBITDA (3)	468	439	7%	8%
GAAP net income	224	229	-2%	-1%
GAAP EPS	$0.66	$0.67	-1%	0%
Adjusted net income (4)	277	253	10%	12%
Adjusted EPS (4)	$0.81	$0.74	11%	13%

CBRE Press Release

August 1, 2019

Advisory Services Segment Review

The following table presents highlights of the Advisory Services segment performance (dollars in millions):

			% Change from Q2 2018
	Q2 2019	Q2 2018	USD	LC
Revenue	$2,179	$1,959	11%	14%
Fee revenue	1,935	1,750	11%	13%
Adjusted EBITDA	334	290	15%	16%
Adjusted EBITDA on fee revenue margin	17.2%	16.6%	1%	0%

Growth was fueled by the Americas, where all business lines produced double-digit revenue increases (in both US dollars and local currency), except advisory property sales, which grew by 8% (9% local currency).

Advisory leasing revenue rose 19% (21% local currency) and was up 26% (27% local currency) in the Americas and down 1% (up 5% local currency) outside the Americas. In the United States, growth was again robust at 27% and was broad-based across markets and industries.

Capital markets revenue, which includes both advisory property sales and commercial mortgage origination, rose 5% (7% local currency) globally, reflecting strong market share gains.

•	Commercial mortgage origination revenue rose 16% (same local currency), fueled by activity with the U.S. Government-Sponsored Enterprises, life insurance companies and banks.
•

Advisory property sales revenue rose 2% (4% local currency), representing a solid performance versus global market volumes. Americas advisory property sales increased 8% (9% local currency), as CBRE again made market share gains in U.S. investment sales, according to Real Capital Analytics. Outside the Americas, property sales declined 8% (3% local currency), as performance was tempered by continued weak market fundamentals in residential sales in Asia Pacific. Excluding residential, property sales outside the Americas increased 2% (8% local currency) for the quarter.

Loan servicing revenue continued to grow at a brisk pace, rising 13% (14% local currency). The loan servicing portfolio totals more than $210 billion.

Property and advisory project management revenue and fee revenue increased 11% (14% local currency) and 7% (10% local currency), respectively, while valuation revenue edged up 1% (5% local currency).

Global Workplace Solutions Segment

The following table presents highlights of the Global Workplace Solutions segment performance (dollars in millions):

			% Change from Q2 2018
	Q2 2019	Q2 2018	USD	LC
Revenue	$3,385	$3,035	12%	15%
Fee revenue	764	668	14%	19%
Adjusted EBITDA	104	79	32%	34%
Adjusted EBITDA on fee revenue margin	13.6%	11.8%	2%	2%

Global Workplace Solutions again registered robust top- and bottom-line growth. Fee revenue grew at a double-digit rate in local currency in all three global regions.

CBRE Press Release

August 1, 2019

Sustained growth is being driven by CBRE’s integrated service offering – increasingly enhanced by technology – that is designed to directly meet rising occupier demand for outsourced global real estate solutions. The company is further penetrating key vertical markets, such as life sciences and retail, and seeing particular success with clients that utilize more than one service. These clients have represented an increasing percentage of the new business pipeline for six consecutive quarters.

Real Estate Investments Segment

The following table presents highlights of the Real Estate Investments segment performance (dollars in millions):

			% Change from Q2 2018
	Q2 2019	Q2 2018	USD	LC
Revenue	$150	$117	28%	32%
Adjusted revenue (5)	169	216	-22%	-20%
Adjusted EBITDA	31	70	-56%	-55%

As expected, this segment’s adjusted EBITDA was below the year-earlier quarter due primarily to the timing of large asset dispositions in the development business – which were particularly strong in second-quarter 2018. Investment management performance improved compared with second-quarter 2018.

•

The in-process development portfolio increased to a record $10.6 billion, up $0.9 billion from first-quarter 2019. The pipeline declined by $0.3 billion during the second quarter to $2.5 billion, reflecting the conversion of prospective projects to in-process activity.

•

Investment management assets under management (AUM) totaled $106.7 billion, down $0.5 billion ($.0.4 billion local currency) from second-quarter 2019. Over the past 12 months, AUM has increased $5.0 billion ($6.7 billion local currency).

Subsequent to the end of the second quarter, CBRE announced its intention to acquire Telford Homes, a London-based developer of for-rent multifamily properties in the UK, which is subject to Telford shareholder and regulatory approval.

Adjustments to GAAP Net Income

Second-quarter 2019 adjustments to GAAP net income had a net impact of $53.3 million, including: pre-tax adjustments of:

•	$33.8 million of expenses associated with the company reorganization, including related cost-savings initiatives;
•	$19.6 million of non-cash acquisition-related depreciation and amortization;
•	$9.0 million of integration and other costs related to acquisitions; and
•	$8.3 million of net carried interest incentive compensation expense to align with the timing of associated revenue;
•	Offset by a $17.4 million net tax adjustment associated with the aforementioned pre-tax adjustments.

CBRE Press Release

August 1, 2019

Conference Call Details

The company’s second quarter earnings conference call will be held today (Thursday, August 1, 2019) at 8:30 a.m. Eastern Time. A webcast, along with an associated slide presentation, will be accessible through the Investor Relations section of the company’s website at www.cbre.com/investorrelations.

The direct dial-in number for the conference call is 877-407-8037 for U.S. callers and 201-689-8037 for international callers. A replay of the call will be available starting at 1:00 p.m. Eastern Time on August 1, 2019 and will be available for one week following the event. The dial-in number for the replay is 877‑660‑6853 for U.S. callers and 201-612-7415 for international callers. The access code for the replay is 13691608#. A transcript of the call will be available on the company’s Investor Relations website at www.cbre.com/investorrelations. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website at https://ir.cbre.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange filings and public conference calls and webcasts.

About CBRE Group, Inc.

CBRE Group, Inc. (NYSE:CBRE), a Fortune 500 and S&P 500 company headquartered in Los Angeles, is the world’s largest commercial real estate services and investment firm (based on 2018 revenue). The company has more than 90,000 employees (excluding affiliates) and serves real estate investors and occupiers through more than 480 offices (excluding affiliates) worldwide. CBRE offers a broad range of integrated services, including facilities, transaction and project management; property management; investment management; appraisal and valuation; property leasing; strategic consulting; property sales; mortgage services and development services. Please visit our website at www.cbre.com. The information contained in, or accessible through, the company’s website is not incorporated into this press release.

CBRE Press Release

August 1, 2019

CBRE GROUP, INC.

OPERATING RESULTS

FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018

(Dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue:
Fee revenue	$2,849,494	$2,535,600	$5,278,219	$4,812,499
Pass through costs also recognized as revenue	2,864,579	2,575,834	5,571,364	4,972,887
Total revenue	5,714,073	5,111,434	10,849,583	9,785,386

Costs and expenses:
Cost of services	4,445,790	3,958,748	8,467,824	7,578,709
Operating, administrative and other	877,397	826,282	1,670,273	1,558,517
Depreciation and amortization	106,479	113,399	212,302	221,564
Intangible asset impairment	—	—	89,037	—
Total costs and expenses	5,429,666	4,898,429	10,439,436	9,358,790

Gain on disposition of real estate (1)	10	12,311	19,257	12,329

Operating income	284,417	225,316	429,404	438,925

Equity income from unconsolidated subsidiaries (1)	21,773	96,021	94,437	136,200
Other income (loss)	4,369	4,009	25,222	(271)
Interest expense, net of interest income	24,600	25,396	45,792	50,633
Write-off of financing costs on extinguished debt	—	—	2,608	27,982
Income before provision for income taxes	285,959	299,950	500,663	496,239
Provision for income taxes	62,521	70,319	106,399	116,483
Net income	223,438	229,631	394,264	379,756
Less: Net (loss) income attributable to non-controlling interests (1)	(293)	964	6,124	801
Net income attributable to CBRE Group, Inc.	$223,731	$228,667	$388,140	$378,955

Basic income per share:
Net income per share attributable to CBRE Group, Inc.	$0.67	$0.67	$1.15	$1.12
Weighted average shares outstanding for basic income per share	336,222,471	339,081,556	336,122,100	338,986,354

Diluted income per share:
Net income per share attributable to CBRE Group, Inc.	$0.66	$0.67	$1.14	$1.10
Weighted average shares outstanding for diluted income per share	340,508,931	343,471,513	340,334,315	343,031,189

Adjusted EBITDA	$468,492	$439,307	$918,524	$787,114

(1)

Equity income from unconsolidated subsidiaries and gain on disposition of real estate, less net (loss) income attributable to non-controlling interests, includes income of $19.3 million and $99.0 million for the three months ended June 30, 2019 and 2018, respectively, and $104.6 million and $134.7 million for the six months ended June 30, 2019 and 2018, respectively, attributable to Real Estate Investments but does not include significant related compensation expense (which is included in operating, administrative and other expenses). In the Real Estate Investments segment, related equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interests, and the associated compensation expense, are all included in adjusted EBITDA.

CBRE Press Release

August 1, 2019

CBRE GROUP, INC.

SEGMENT RESULTS

FOR THE THREE MONTHS ENDED JUNE 30, 2019

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30, 2019

	Advisory Services	Global Workplace Solutions	Real Estate Investments	Consolidated
Revenue:
Fee revenue	$1,935,506	$764,325	$149,663	$2,849,494
Pass through costs also recognized as revenue	243,452	2,621,127	—	2,864,579
Total revenue	2,178,958	3,385,452	149,663	5,714,073

Costs and expenses:
Cost of services	1,309,940	3,135,850	—	4,445,790
Operating, administrative and other	544,696	176,238	156,463	877,397
Depreciation and amortization	74,754	29,839	1,886	106,479
Total costs and expenses	1,929,390	3,341,927	158,349	5,429,666

Gain on disposition of real estate	—	—	10	10

Operating income (loss)	249,568	43,525	(8,676)	284,417

Equity income (loss) from unconsolidated subsidiaries	3,136	(325)	18,962	21,773
Other income	1,480	1,522	1,367	4,369
Less: Net income (loss) attributable to non-controlling interests	135	(105)	(323)	(293)
Add-back: Depreciation and amortization	74,754	29,839	1,886	106,479

EBITDA	328,803	74,666	13,862	417,331

Adjustments:
Costs associated with our reorganization, including cost-savings initiatives (1)	4,422	29,394	—	33,816
Integration and other costs related to acquisitions	303	—	8,734	9,037
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	8,308	8,308

Adjusted EBITDA	$333,528	$104,060	$30,904	$468,492

(1)	Primarily represents severance costs related to headcount reductions in connection with our reorganization announced in the third quarter of 2018 that became effective January 1, 2019.

CBRE Press Release

August 1, 2019

CBRE GROUP, INC.

SEGMENT RESULTS—(CONTINUED)

FOR THE THREE MONTHS ENDED JUNE 30, 2018

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30, 2018 (1)

	Advisory Services	Global Workplace Solutions	Real Estate Investments	Consolidated
Revenue:
Fee revenue	$1,750,180	$668,065	$117,355	$2,535,600
Pass through costs also recognized as revenue	208,926	2,366,908	—	2,575,834
Total revenue	1,959,106	3,034,973	117,355	5,111,434

Costs and expenses:
Cost of services	1,151,238	2,807,510	—	3,958,748
Operating, administrative and other	527,046	148,415	150,821	826,282
Depreciation and amortization	66,992	38,966	7,441	113,399
Total costs and expenses	1,745,276	2,994,891	158,262	4,898,429

Gain on disposition of real estate	—	—	12,311	12,311

Operating income (loss)	213,830	40,082	(28,596)	225,316

Equity income (loss) from unconsolidated subsidiaries	7,808	(1)	88,214	96,021
Other income	1,075	87	2,847	4,009
Less: Net (loss) income attributable to non-controlling interests	(607)	53	1,518	964
Add-back: Depreciation and amortization	66,992	38,966	7,441	113,399

EBITDA	290,312	79,081	68,388	437,781

Adjustments:
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	1,526	1,526

Adjusted EBITDA	$290,312	$79,081	$69,914	$439,307

(1)

Our new organizational structure became effective on January 1, 2019. Under the new structure, we organize our operations around, and publicly report our financial results on, three global business segments. Results for 2018 have been presented in conformity with the new structure.

CBRE Press Release

August 1, 2019

CBRE GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	June 30,	December 31,
	2019	2018
Assets:
Cash and cash equivalents (1)	$535,618	$777,219
Restricted cash	77,607	86,725
Receivables, net	4,001,003	3,668,591
Warehouse receivables (2)	1,365,928	1,342,468
Property and equipment, net	746,490	721,692
Operating lease assets (3)	949,216	—
Goodwill and other intangibles, net	4,995,070	5,093,617
Investments in and advances to unconsolidated subsidiaries	307,308	216,174
Other assets, net	1,740,895	1,550,307

Total assets	$14,719,135	$13,456,793

Liabilities:
Current liabilities, excluding debt and operating lease liabilities	$4,131,305	$4,471,473
Warehouse lines of credit (which fund loans that U.S. Government Sponsored Enterprises have committed to purchase) (2)	1,349,988	1,328,761
Revolving credit facility	230,000	—
Senior term loans, net	750,337	751,255
4.875% senior notes, net	593,201	592,781
5.25% senior notes, net	422,829	422,688
Other debt	2,857	3,682
Operating lease liabilities (3)	1,169,724	—
Other long-term liabilities	678,364	876,251

Total liabilities	9,328,605	8,446,891

Equity:
CBRE Group, Inc. stockholders' equity	5,346,637	4,938,797
Non-controlling interests	43,893	71,105

Total equity	5,390,530	5,009,902

Total liabilities and equity	$14,719,135	$13,456,793

(1)	Includes $141.8 million and $155.2 million of cash in consolidated funds and other entities not available for company use as of June 30, 2019 and December 31, 2018, respectively.
(2)	Represents loan receivables, the majority of which are offset by borrowings under related warehouse line of credit facilities.
(3)

Reflects assets and liabilities recorded as a result of adopting Accounting Standards Update (ASU) No. 2016-02, “Leases (Topic 842)” on January 1, 2019 prospectively using the optional transitional method with no adjustment to comparative period financial statements presented for prior periods.

CBRE Press Release

August 1, 2019

Safe Harbor and Footnotes

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our future growth momentum, operations, market share, business outlook, capital deployment, acquisition integration and financial performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: disruptions in general economic and business conditions, particularly in geographies where our business may be concentrated; volatility and disruption of the securities, capital and credit markets, interest rate increases, the cost and availability of capital for investment in real estate, clients’ willingness to make real estate or long-term contractual commitments and other factors affecting the value of real estate assets, inside and outside the United States; increases in unemployment and general slowdowns in commercial activity; trends in pricing and risk assumption for commercial real estate services; the effect of significant movements in average cap rates across different property types; a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would affect our revenues and operating performance; client actions to restrain project spending and reduce outsourced staffing levels; declines in lending activity of U.S. Government Sponsored Enterprises, regulatory oversight of such activity and our mortgage servicing revenue from the commercial real estate mortgage market; our ability to diversify our revenue model to offset cyclical economic trends in the commercial real estate industry; our ability to attract new user and investor clients; our ability to retain major clients and renew related contracts; our ability to leverage our global services platform to maximize and sustain long-term cash flow; our ability to maintain EBITDA and adjusted EBITDA margins that enable us to continue investing in our platform and client service offerings; our ability to control costs relative to revenue growth; economic volatility and market uncertainty globally related to the United Kingdom’s withdrawal from the European Union, including concerns relating to the economic impact of such withdrawal on businesses within the United Kingdom and Europe; foreign currency fluctuations; our ability to retain and incentivize key personnel; our ability to compete globally, or in specific geographic markets or business segments that are material to us; the emergence of disruptive business models and technologies; our ability to identify, acquire and integrate synergistic and accretive businesses; costs and potential future capital requirements relating to businesses we may acquire; integration challenges arising out of companies we may acquire; the ability of our investment management line of business to maintain and grow assets under management and achieve desired investment returns for our investors, and any potential related litigation, liabilities or reputational harm possible if we fail to do so; our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments; our leverage under our debt instruments as well as the limited restrictions therein on our ability to incur additional debt, and the potential increased borrowing costs to us from a credit-ratings downgrade; the ability of our wholly-owned subsidiary, CBRE Capital Markets, Inc., to periodically amend, or replace, on satisfactory terms, the agreements for its warehouse lines of credit; variations in historically customary seasonal patterns that cause our business not to perform as expected; litigation and its financial and reputational risks to us; our exposure to liabilities in connection with real estate advisory and property management activities and our ability to procure sufficient insurance coverage on acceptable terms; liabilities under guarantees, or for construction defects, that we incur in our

CBRE Press Release

August 1, 2019

development services line of business within our Real Estate Investments segment; our and our employees’ ability to execute on, and adapt to, information technology strategies and trends; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; changes in domestic and international law and regulatory environments (including relating to anti-corruption, anti-money laundering, trade sanctions, tariffs, currency controls and other trade control laws), particularly in Russia, Eastern Europe and the Middle East, due to the level of political instability in those regions; our ability to comply with laws and regulations related to our global operations, including real estate licensure, tax, labor and employment laws and regulations, as well as the anti-corruption laws and trade sanctions of the U.S. and other countries; negative publicity or actions by our employees, regulators, media, activists, competitors or others that harm our reputation or brand; changes in applicable tax or accounting requirements, including the impact of any subsequent additional regulation or guidance associated with the Tax Cuts and Jobs Act (which was enacted into law on December 22, 2017); and the effect of implementation of new accounting rules and standards.

Additional information concerning factors that may influence the company’s financial information is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.

The terms “fee revenue,” “adjusted revenue,” “adjusted net income,” “adjusted earnings per share” (or adjusted EPS), “adjusted EBITDA” and “adjusted EBITDA on fee revenue margin,” all of which CBRE uses in this press release, are non-GAAP financial measures under SEC guidelines, and you should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release for a further explanation of these measures. We have also included in that section reconciliations of these measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.

Note – CBRE has not reconciled the (non-GAAP) adjusted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, carried interest incentive compensation and financing costs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

[1]	Local currency percentage change is calculated by comparing current-period results at prior-period exchange rates versus prior-period results.
[2]	Fee revenue is gross revenue less both client reimbursed costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients.
[3]

EBITDA represents earnings before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation, amortization and intangible asset impairments. Amounts shown for adjusted EBITDA further remove (from EBITDA) costs associated with our reorganization, including cost-savings initiatives, integration and other costs related to acquisitions and certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue. Adjusted EBITDA on fee revenue margin represents adjusted EBITDA divided by fee revenue.

[4]

Adjusted net income and adjusted earnings per diluted share (or adjusted EPS) exclude the effect of select items from GAAP net income and GAAP earnings per diluted share as well as adjust the provision for income taxes for such charges. Adjustments during the periods presented included non-cash depreciation and amortization expense related to certain assets attributable to acquisitions, costs associated with our reorganization, including cost-savings initiatives, integration and other costs related to acquisitions and certain carried interest incentive compensation expense to align with the timing of associated revenue.

CBRE Press Release

August 1, 2019

[5]

Revenue in the Real Estate Investments segment does not include equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interests. Adjusted revenue for the Real Estate Investments segment reflects revenue for this segment with equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interests, included. Adjusted EBITDA includes equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interests, and the associated compensation expense.

Non-GAAP Financial Measures

The following measures are considered “non-GAAP financial measures” under SEC guidelines:

(i)	Fee revenue
(ii)	Adjusted revenue for the Real Estate Investments segment
(iii)	Net income attributable to CBRE Group, Inc., as adjusted (which we also refer to as “adjusted net income”)
(iv)	Diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted (which we also refer to as “adjusted earnings per diluted share” or “adjusted EPS”)
(v)	Adjusted EBITDA and adjusted EBITDA on fee revenue margin

These measures are not recognized measurements under United States generally accepted accounting principles, or “GAAP.”  When analyzing our operating performance, investors should use them in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP. Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.

Our management generally uses these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes. The company believes that these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. The company further uses certain of these measures, and believes that they are useful to investors, for purposes described below.

With respect to fee revenue:  the company believes that investors may find this measure useful to analyze the financial performance of our Global Workplace Solutions and Property and Advisory Project Management business lines and our business generally. Fee revenue excludes costs reimbursable by clients, and as such provides greater visibility into the underlying performance of our business.

With respect to adjusted revenue: the company believes that investors may find this measure useful to analyze the financial performance of our Real Estate Investments segment because it is more reflective of this segment’s total operations.

With respect to adjusted net income, adjusted EPS, adjusted EBITDA and adjusted EBITDA on fee revenue margin:  the company believes that investors may find these measures useful in evaluating our operating performance compared to that of other companies in our industry because their calculations generally eliminate the accounting effects of acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions—and in the case of adjusted EBITDA and adjusted EBITDA fee revenue margin—the effects of financings and income tax and the accounting effects of capital spending. All of these measures and adjusted revenue may vary for different companies for reasons unrelated to overall operating performance. In the case of adjusted EBITDA, this measure is not intended to be a measure of free cash flow for our management’s discretionary use because it does not consider cash requirements such as tax and debt service payments. The adjusted EBITDA measure calculated herein may also differ from the amounts calculated under similarly titled definitions in our credit facilities and debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments. The company also uses adjusted EBITDA and adjusted EPS as significant components when measuring our operating performance under our employee incentive compensation programs.

CBRE Press Release

August 1, 2019

Net income attributable to CBRE Group, Inc., as adjusted (or adjusted net income), and diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted (or adjusted EPS), are calculated as follows (dollars in thousands, except share and per share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net income attributable to CBRE Group, Inc.	$223,731	$228,667	$388,140	$378,955

Plus / minus:
Costs associated with our reorganization, including cost-savings initiatives (1)	33,816	—	49,565	—
Non-cash depreciation and amortization expense related to certain assets attributable to acquisitions	19,598	29,437	41,824	58,409
Integration and other costs related to acquisitions	9,037	—	9,037	—
Carried interest incentive compensation expense (reversal) to align with the timing of associated revenue	8,308	1,526	15,644	(8,503)
Intangible asset impairment	—	—	89,037	—
Write-off of financing costs on extinguished debt	—	—	2,608	27,982
Tax impact of adjusted items	(17,433)	(7,068)	(51,281)	(18,605)
Impact of U.S. tax reform	—	—	—	548

Net income attributable to CBRE Group, Inc. shareholders, as adjusted	$277,057	$252,562	$544,574	$438,786

Diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted	$0.81	$0.74	$1.60	$1.28

Weighted average shares outstanding for diluted income per share	340,508,931	343,471,513	340,334,315	343,031,189

Adjusted EBITDA is calculated as follows (dollars in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net income attributable to CBRE Group, Inc.	$223,731	$228,667	$388,140	$378,955

Add:
Depreciation and amortization	106,479	113,399	212,302	221,564
Intangible asset impairment	—	—	89,037	—
Interest expense, net of interest income	24,600	25,396	45,792	50,633
Write-off of financing costs on extinguished debt	—	—	2,608	27,982
Provision for income taxes	62,521	70,319	106,399	116,483

EBITDA	417,331	437,781	844,278	795,617

Adjustments:
Costs associated with our reorganization, including cost-savings initiatives (1)	33,816	—	49,565	—
Integration and other costs related to acquisitions	9,037	—	9,037	—
Carried interest incentive compensation expense (reversal) to align with the timing of associated revenue	8,308	1,526	15,644	(8,503)

Adjusted EBITDA	$468,492	$439,307	$918,524	$787,114

(1)	Primarily represents severance costs related to headcount reductions in connection with our reorganization announced in the third quarter of 2018 that became effective January 1, 2019.

Revenue includes client reimbursed pass through costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients, both of which are excluded from fee revenue. Reconciliations are shown below (dollars in thousands):

	Three Months Ended
	June 30,
	2019	2018
Property and Advisory Project Management
Fee revenue	$312,370	$293,275
Plus: Pass through costs also recognized as revenue	243,452	208,926

Revenue	$555,822	$502,201

Real Estate Investments adjusted revenue is computed as follows (dollars in thousands):

	Three Months Ended
	June 30,
	2019	2018
Real Estate Investments
Total revenue	$149,663	$117,355
Add:
Equity income from unconsolidated subsidiaries	18,962	88,214
Gain on disposition of real estate	10	12,311
Less:
Non-controlling interests	(323)	1,518

Net adjustments	19,295	99,007

Adjusted revenue	$168,958	$216,362